                                                                   EXHIBIT 4.3

                              ARMOR HOLDINGS, INC.

                             STOCK OPTION AGREEMENT


                  STOCK OPTION AGREEMENT (the "Agreement"), as amended, made as of this 19th day of January, 1996, by and between Armor Holdings, Inc., a Delaware corporation, having its principal office at 13386 International Parkway, Jacksonville, Florida 32218 (the "Company"), and Jonathan M. Spiller, an individual residing at _____________________________ (the "Employee").

                  WHEREAS, the Company has heretofore authorized the grant of stock options for the benefit of certain of its key employees and consultants and key employees (the "Executive Stock Option Plan"); and

                  WHEREAS, the Employee is a valued and trusted employee of the Company and/or one of its subsidiaries and the Company believes it to be in the best interests of the Company to secure the future services of the Employee by providing the Employee with an inducement to remain an employee and/or consultant of the Company and/or one of its subsidiaries through the grant of an option to acquire an ownership interest in the Company.

                  NOW, THEREFORE, the parties agree as follows:

1. OPTION GRANT. Subject to the provisions hereinafter set forth, the Company hereby grants to the Employee, as of January 19, 1996 (the "Grant Date"), the right, privilege and option (the "Option") to purchase all or any part of an aggregate of Fifty Thousand (50,000 ) shares (the "Shares") of common stock of the Company, par value $.01 per share (the "Common Stock"), such number being subject to adjustment as provided in paragraph (b) below and in Section 7, hereof.

                  (b) The number of options granted to Employee is subject to reduction to equal the number of shares of Common Stock that are sold by Employee during the six month period immediately following the closing date of the acquisition by Kanders Florida Holdings, Inc. of the Company's capital stock owned by Spring Industries, Inc. and Hexcel Corporation, which occurred on January 18, 1996 as set forth and described in a Letter Agreement (the "Letter Agreement") between the Employee and Kanders Florida Holdings, Inc.

2. EXERCISE PRICE. Subject to adjustment as hereinafter provided in Section 7, the purchase price per Share of Common Stock as to which this Option is exercised (the "Exercise Price") shall be One Dollar ($1.00), the fair market value of such Shares on the Grant Date.

3. EXERCISE OF OPTION. (a) The term of the Option shall be for a period of three (3) years from the Grant Date and shall expire without further action being taken at 5:00 p.m., January 19, 1999, subject to earlier termination as provided in Section 6 hereof (the "Stated Term"). The Option may be exercised at any time, or from time to time, during the Stated Term as to any part or all of the Shares covered by the Option, pursuant to the vesting schedule contained in Section 4 hereof;

provided, however, that the Option may not be exercised as to less than one hundred (100) shares.

                  (b) The Option shall be exercised by giving written notice substantially similar to that attached to this Agreement as Exhibit A (the "Exercise Notice"), duly executed by the Employee, of the exercise thereof to the Corporate Secretary of the Company at the principal business office of the Company, specifying the number of Shares to be purchased and specifying a business day not more than fifteen (15) days from the date such notice is given for the payment of the Exercise Price against delivery of the Shares being purchased.

                  (c) In the event that the Option is exercised by any person or persons other than the Employee, the Exercise Notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option, which proof shall be satisfactory to counsel to the Company.

                  (d) Subject to the terms of this Agreement, the Company shall cause certificates for the Shares so purchased to be delivered to the Employee at the principal business office of the Company, against payment of the full Exercise Price for such Shares, on the date specified in the Exercise Notice. Payment of the full Exercise Price for each Share of Common Stock to which the Option is being exercised shall be in either: (i) lawful money of the United States; (ii) certified or bank check; (iii) postal or express money order payable in United States dollars to the order of the Company; or (iv) by delivering to the Company shares of Common Stock of the Company (in proper form for transfer and accompanied by all requisite stock transfer tax stamps or cash in lieu thereof) owned by the Employee, free and clear of all liens and encumbrances, having a fair market value equal to the Exercise Price applicable to that portion of the Option being exercised by the delivery of such shares. The fair market value of the shares of Common Stock so delivered shall be determined as of the date immediately preceding the date on which the Option is exercised, or as may be required in order to comply with or to conform to the requirements of any applicable laws or regulations.

                  (e) The Company may offer to buy out the Option granted herein based on such terms and conditions as the Company shall establish and communicate to the Employee at the time that such offer is made.

4.       VESTING SCHEDULE.
         ----------------

                  The Shares into which this Option is exercisable shall vest immediately.

5.       NO ASSIGNMENT.

                  (a) The Option herein granted may not be assigned, transferred, pledged or hypothecated in any way, shall not be subject to execution, attachment or similar process and shall not be transferable or assignable by operation of law, except that the Option shall be assignable or transferable under and pursuant to the last will and testament of the Employee or the applicable laws of descent and distribution. The Option may be exercised during the lifetime of the Employee only by him.

                  (b) Notwithstanding the foregoing, any portion of the Option which are non-incentive stock options may be transferred to members of the Employee's immediate family, to trusts solely for the benefit of such immediate family members and to partnerships in which such family members and/or trusts are the only partners. For this purpose, immediate family means the Employee's spouse, parents, children, stepchildren, grandchildren and legal dependents. Any transfer of options made under this provision will not be effective until notice of such transfer is delivered to Company.

6. TERMINATION OF EMPLOYMENT. Upon termination of the employment of the Employee with the Company and all subsidiary and parent corporations of the Company, the Option granted herein, unless otherwise specified by the Board of Directors or the Option Committee, shall, to the extent not exercised, terminate and become null and void, provided that:

                  (a) If the employment of the Employee shall terminate by reason of the Employee's retirement from employment with the Company (at such age or upon such conditions as shall be specified by the Board of Directors of the Company from time to time) then the Employee may, but only within one (1) year of the date of such cessation of employment, exercise the Option herein granted to the extent that he shall be entitled to exercise it at the date of such cessation of employment.

                  (b) If the employment of the Employee shall terminate by reason of the Employee's dismissal by the Company other than "for cause" (as defined in Section 6(f) hereof) other than by reason of death or disability, then the Employee may, but only within three (3) months of the date of such cessation of employment, exercise the Option herein granted to the extent that he shall be entitled to exercise it at the date of such cessation of employment.

                  (c) If the Employee shall be discharged "for cause" (as defined in Section 6(f) hereof) or resign from his employment with the Company, then the Option herein granted shall terminate on the date of such discharge or resignation and he shall forthwith forfeit any and all rights which may have accrued prior thereto. Any determination by or on behalf of the Company that the Employee was discharged "for cause" (as defined in Section 6(f) hereof) or resigned shall be final and absolute and shall not be subject to any question by the Company or the Employee.

                  (d) If the Employee shall die while in the employ of the Company or during either the one (1) year or three (3) month period specified in Sections 6(a) or (b) hereof, whichever is applicable, and at a time when the Employee was entitled to exercise the Option, the legal representative of the Employee, or such person who acquired such Option by bequest or inheritance or by reason of the death of the Employee, may, not later than one (1) year from the date of death, but in no event later than the expiration of the Stated Term of the Option exercise such Option to the extent that the Employee was entitled to exercise the Option at the date of his death.

                  (e) In the event that the Employee becomes "disabled" (as defined in Section 22(e)(3) of the Code) while in the employ of the Company, the Employee may, but only within one (1) year next succeeding the date of the commencement of such disability, exercise his Option to the extent he is then entitled to exercise it, but in no event after the expiration of the Stated Term. The Employee shall not be considered to be disabled unless he furnishes proof of the existence thereof in such form and manner and at such times as the Option Committee or the Board of Directors may require. The determination of the Option Committee or the Board of Directors as to whether the Employee is disabled shall be final and absolute and shall not be questioned by the Employee or any representative of the Employee.

                  (f) For the purposes of this Agreement, the term "for cause" shall mean (i) with respect to an employee who is party to a written agreement with, or, alternatively, participates in a compensation or benefit plan of the Company or a subsidiary corporation or parent corporation of the Company, which agreement or plan contains a definition of "for cause" or "cause" (or words of like import) for the purposes of termination of employment thereunder by the Company or such subsidiary corporation or parent corporation of the Company, "for cause" or "cause" as defined in the most recent of such agreements or plans, or (ii) in all other cases, as determined by the Board of Directors or the Option Committee, as the case may be, in its sole discretion, (a) the willful commission by the Employee of a criminal or other act that causes or probably will cause substantial economic damage to the Company or a subsidiary corporation or parent corporation of the Company or substantial injury to the business reputation of the Company or a subsidiary corporation or parent corporation of the Company;

(b) the commission by the Employee of an act of fraud in the performance of such Employee's duties on behalf of the Company or a subsidiary corporation or parent corporation of the Company; or (c) the continuing willful failure of the Employee to perform the duties of such Employee to the Company or a subsidiary corporation or parent corporation of the Company (other than such failure resulting from the Employee's incapacity due to physical or mental illness) after written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure such failure are given to the Employee by the Board of Directors. For purposes of this Agreement, no act, or failure to act, on the Employee's part shall be considered "willful" unless done or omitted to be done by the Employee not in good faith and without reasonable belief that the Employee's action or omission was in the best interest of the Company or a subsidiary corporation or parent corporation of the Company.

                  (g) For the purposes of this Agreement, an employment relationship shall be deemed to exist between an individual and a corporation if, at the time of the determination, the individual was an "employee" of such corporation for purposes of Section 422(a) of the Internal Revenue Code of 1986, as amended (the "Code"). If an individual is on military, sick leave or other bona fide leave of absence, such individual shall be considered an "employee" for purposes of the exercise of the Option and shall be entitled to exercise such Option during such leave if the period of such leave does not exceed ninety (90) days, or, if longer, so long as the individual's right to reemployment with the corporation granting the option (or a related corporation) is guaranteed either by statute or by contract. If the period of leave exceeds ninety (90) days, the employment relationship shall be deemed to have terminated on the ninety-first (91st) day of such leave, unless the individual's right to reemployment is guaranteed by statute or contract.

                  (h) A termination of employment shall not be deemed to occur by reason of (i) the transfer of the Employee from employment by the Company to employment by a subsidiary corporation or a parent corporation of the Company, or (ii) the transfer of the Employee from employment by a subsidiary corporation or a parent corporation of the Company to employment by the Company or by another subsidiary corporation or parent corporation of the Company.

                  (i) In the event of the complete liquidation or dissolution of a subsidiary corporation, or in the event that such corporation ceases to be a subsidiary corporation, any unexercised Options granted to the Employee by the Company will be deemed cancelled unless such person is employed by the Company or by any parent corporation or another subsidiary corporation after the occurrence of such event. In the event an Option is to be cancelled pursuant to the provisions of the previous sentence, notice of such cancellation will be given to the Employee holding unexercised Options and such holder will have the right to exercise such Options in full during the thirty
(30) day period following notice of such cancellation.

7. ADJUSTMENT OF SHARES; EFFECT OF CERTAIN TRANSACTIONS. (a) If all or any portion of the Option shall be exercised subsequent to any stock dividend, stock split, split-up, split-off, spin-off, recapitalization, merger, consolidation, combination or exchange of shares, separation, reorganization or liquidation occurring after the date hereof, as a result of which shares of any class shall be issued in respect of outstanding shares or shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes, the number and class of Shares which the person or persons so exercising the Option granted hereby shall receive, may be correspondingly adjusted by the Board of Directors or the Option Committee in such manner that it, in its sole discretion, deems appropriate; provided, however, that no fractional share will be issued upon any such exercise, and the aggregate price paid shall be appropriately reduced on account of any fractional share not issued. No adjustment shall be made in the minimum number of shares which may be purchased at any one time.

                  (b) In the event of a "change in control" of the Company, all Options then outstanding shall immediately become exercisable. For purposes of this Agreement, a "change in control" of the Company occurs if: (a) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then-outstanding securities; or (b) at any time a majority of the members of the Board of Directors have been elected or designated by any Person (including, without limitation, any Persons or entities affiliated with such Person); or (c) the Board of Directors shall approve a sale of all or substantially all of the assets of the Company.

                  The Option Committee or the Board of Directors, in its discretion, may determine that upon the occurrence of a transaction described in the preceding paragraph, each Option outstanding hereunder shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each share subject to such Option, cash in an amount equal to the excess of the fair market value of such shares immediately prior to the occurrence of such transaction over the exercise price per share of such Option. The provisions contained in the preceding sentence shall be inapplicable to an Option granted within six (6) months before the occurrence of a transaction described above if the holder of such Option is subject to the reporting requirements of Section 16(a) of the Exchange Act.

8. CONDITIONS TO THE GRANT OF THE OPTION.

                  As a condition to the granting of the Option, the Employee hereby agrees:

                  (a) to comply with the reporting requirements of
Section 16(a) of the Exchange Act;

                  (b) to hold the shares acquired upon exercise of the Option for six (6) months following the exercise of the Option in compliance with
Section 16 of the Exchange Act, and to otherwise comply with all other applicable securities laws; and

9.       COVENANTS OF THE EMPLOYEE.

                  The Employee agrees (and for any proper successor hereby agrees), as a condition upon exercise of any Option granted hereunder:

                  (a) To execute and deliver to the Company stock powers with respect to Shares underlying the Option and required to be held by a custodian;

                  (b) To execute and deliver a certificate, in form satisfactory to the Option Committee, certifying that the Shares being acquired upon exercise of the Option are for such person's own account for investment only and not with any view to or present intention to resell or distribute the same. The Employee hereby agrees that the Company shall have no obligation to deliver the Shares issuable upon exercise of the Option unless and until such certificate shall be executed and delivered to the Company by the Employee or any successor.

                  (c) To execute and deliver a certificate, in form satisfactory to the Option Committee, certifying that any subsequent resale or distribution of the Shares by the Employee shall be made only pursuant to either (i) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), which Registration Statement has become effective and is current with regard to the Shares being sold, or
(ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Employee shall, prior to any offer of sale or sale of such Shares, obtain a prior favorable written opinion of counsel, in form and substance satisfactory to counsel for the Company, as to the application of such exemption thereto. The foregoing restriction contained in this subparagraph (c) shall not apply to (i) issuances by the Company so long as the Shares being issued are registered under the Securities Act and a prospectus in respect thereof is current, or (ii) re- offerings of Shares by affiliates of the Company (as defined in Rule 405 or any successor rule or regulation promulgated under the Securities Act) if the Shares being re-offered are registered under the Securities Act and a prospectus in respect thereof is current.

                  (d) That certificates evidencing Shares purchased upon exercise of the Option shall bear a legend, in form satisfactory to counsel for the Company, manifesting the investment intent and resale restrictions of the Employee described in this Section 9.

                  (e) That upon exercise of the Option granted hereby, or upon sale of the Shares purchased upon exercise of the Option, as the case may be, the Company shall have the right to require the Employee to remit to the Company, or in lieu thereof, the Company may deduct, an amount of shares or cash sufficient to satisfy federal, state or local withholding tax requirements, if any, prior to the delivery of any certificate for such Shares or thereafter, as appropriate.

10.      OBLIGATIONS OF THE COMPANY.

                  (a) Upon the exercise of this Option in whole or in part, the Company shall cause the purchased Shares to be issued only when it shall have received the full purchase price therefor.

                  (b) The Company shall cause certificates for the Shares as to which the Option shall have been exercised to be registered in the name of the person or persons exercising the Option, which certificates shall be delivered by the Company to the Employee only against payment of the full Exercise Price for the portion of the Option exercised.

                  (c) In the event that the Employee shall exercise this Option with respect to less than all of the Shares of Common Stock that may be purchased under the terms hereof, the Company shall issue to the Employee a new Option, duly executed by the Company and the Employee, in form and substance identical to this Option, for the balance of Shares of Common Stock then issuable pursuant to the terms of this Option.

                  (d) Notwithstanding anything to the contrary contained herein, neither the Company nor its transfer agent shall be required to issue any fraction of a Share of Common Stock in connection with the exercise of this Option, and the Company shall, upon exercise of this Option in whole or in part, issue the largest number of whole Shares of Common Stock to which this Option is entitled upon such full or partial exercise and shall return to the Employee the amount of the Exercise Price paid by the Employee in respect of any fractional Share.

                  (e) The Company may endorse such legend or legends upon the certificates for Shares issued to the Employee pursuant to this Agreement and may issue such "stop transfer" instructions to its transfer agent in respect of such Shares as, in its discretion, it determines to be necessary or appropriate to: (i) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act; (ii) implement the provisions of this Agreement and any agreement between the Company and the Employee or grantee with respect to such Shares; or (iii) permit the Company to determine the occurrence of a disqualifying disposition, as described in Section 421(b) of the Code, of Shares transferred upon exercise of an incentive stock option granted pursuant to this Agreement and under this Agreement

                  (f) The Company shall pay all issue or transfer taxes with respect to the issuance or transfer of Shares, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance or transfer, except fees and expenses which may be necessitated by the filing or amending of a Registration Statement under the Securities Act, which fees and expenses shall be borne by the Employee, unless such Registration Statement under the Securities Act has been filed by the Company for its own corporate purposes (and the Company so states) in which event the Employee shall bear only such fees and expenses as are attributable solely to the inclusion of the Shares he or she receives in the Registration Statement.

                  (g) All Shares issued following exercise of the Option and the payment of the Exercise Price therefor shall be fully paid and non-assessable to the extent permitted by law.

11. NO GUARANTEE OF CONTINUED EMPLOYMENT. The granting of the Option to the Employee shall not in any way be deemed to confer upon him any right to continuation of employment by the Company, or any subsidiary of the Company, nor shall it in any way interfere or affect the right of the Company or any subsidiary of the Company who shall be the employer of Employee, to terminate Employee's employment hereunder.

12.      MISCELLANEOUS.

                  (a) The Employee, as holder of the Option, shall not have any of the rights of a stockholder with respect to the Shares covered by the Option, except to the extent that any such Shares shall be actually delivered to him upon the due exercise of the Option.

                  (b) If the Employee loses this Agreement representing the Option granted hereunder, or if this Agreement is stolen or destroyed, the Company shall, subject to such reasonable terms as to indemnity as the Option Committee, in its sole discretion shall require, enter into a new option agreement pursuant to which the Company shall issue a new Option of like denomination and tenor as, and in substitution for, the Option so lost, stolen or destroyed, and in the event this Agreement representing the Option shall be mutilated, the Company shall, upon the surrender hereof, enter into a new option agreement pursuant to which the Company shall issue a new Option of like denomination and tenor as, and in substitution for, the Option so mutilated.

                  (c) As used herein, the terms "subsidiary" or "subsidiaries" shall mean any present or future corporation which would be a "subsidiary corporation" of the Company, as that term is defined in Section 424(f) of the Code.

                  (d) This Agreement constitutes the entire agreement between the parties, and contains the sole and entire Option grant. It may not be terminated, superseded or changed, except by a writing duly executed by the Company. No provision may be waived except in a writing signed by the party to be bound.

                  (e) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, applicable to contracts executed and to be fully performed therein.

                  (f) This Agreement shall be binding upon the Company and shall inure to the benefit of the Employee, and their respective successors and permitted assigns.

                  (g) This Agreement cannot be amended, supplemented or changed, and no provision hereof can be waived, except by a written instrument making specific reference to this Agreement and signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. A waiver of any right derived hereunder by the Employee shall not be deemed a waiver of any other right derived hereunder.

                  (h) If any provision of this Agreement is held to be void or unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall nevertheless be binding upon the parties with the same force and effect as though the void or unenforceable part had been severed and deleted.

                  (i) This Agreement may be executed in any number of counterparts, but all counterparts will together constitute but one agreement.

                  IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement as of the day and year first above written.

                                    ARMOR HOLDINGS, INC.



                                    By: /s/ Carol T. Burke
                                       -------------------------------
                                        Name:  Carol T. Burke
                                        Title: Vice President and Secretary



                                    EMPLOYEE


                                        /s/ Jonathan M. Spiller
                                       -------------------------------
                                       Name: Jonathan M.. Spiller

                                   EXHIBIT A

                               SUBSCRIPTION FORM
                               -----------------

  (To be executed by the Employee to exercise the Option in whole or in part)


         TO:  ARMOR HOLDINGS, INC.

                  The undersigned, whose Social Security or Tax Identification Number is , hereby irrevocably elects the right of purchase represented by the within Option for, and to purchase thereunder, shares of Common Stock provided for therein and tenders payment herewith to the order of Armor Holdings, Inc. in the amount of $ . The undersigned requests that certificates for such shares of Common Stock be issued in the name of the undersigned Employee as follows:

                  Name:

                  Address:

                  Address:

and, if said number of shares of Common Stock shall not be all the shares of the Common Stock purchasable thereunder, then a new Option for the balance of the remaining shares of Common Stock purchasable under the within Option be registered in the name of, and delivered to, the undersigned at the address stated below.

                  Address:

                  Dated:

                  Employee:                Signature Guaranteed:



                  By:__________________________________________

                              ARMOR HOLDINGS, INC.
                              --------------------

                               AMENDMENT NO. 1 TO
                             STOCK OPTION AGREEMENT


                  AMENDMENT NO. 1 TO STOCK OPTION AGREEMENT (the "Amendment No. 1"), made as of this 8th day of November, 1996, by and between Armor Holdings, Inc., a Delaware corporation, having its principal office at 13386 International Parkway, Jacksonville, Florida 32218 (the "Company"), and Jonathan M. Spiller, (the "Employee").

                  WHEREAS, the Company has previously authorized the grant of options to purchase 50,000 shares of Common Stock pursuant to the Stock Option Agreement, dated as of January 19, 1996, between the Company and Jonathan M.. Spiller. (the "Stock Option Agreement"); and

                  WHEREAS, the Option grant was reduced pursuant to the terms of the Letter Agreement and the Stock Option Agreement to 24,000 shares, being the number of shares of Common Stock sold by Employee on November 8, 1996.

                  NOW, THEREFORE, the parties agree as follows:

                  1. Section 1(b) of the Stock Option Agreement is hereby amended by deleting such section 1(b) in its entirety and inserting the following in lieu thereof:

                  "(b) Notwithstanding anything to the contrary contained in the Stock Option Agreement, the number of options granted to Employee is hereby reduced to Twenty Four Thousand (24,000), which is equal to that number of shares of Common Stock sold by Employee as set forth and described in the Letter Agreement."

                  2. Section 4 of the Stock Option Agreement is hereby amended by deleting such section 4 in its entirety and inserting the following in lieu thereof:

                  "The Shares into which this Option is exercisable shall vest immediately.

                  3. Capitalized terms used but not defined in this Amendment No. 1 shall have their respective meetings ascribed thereto in the Stock Option Agreement.

                  4. Except as expressly amended by this Amendment No. 1, the Stock Option Agreement shall remain in full force and efect as the same was in effect immediately prior to the effectiveness of this Amendment No. 1.

                  5. This Amendment No. 1 shall be governed and construed with and on the same basis as the Stock Option Agreement, as set forth therein.

                  6. This Agreement may be executed in any number of counterparts, but all counterparts will together constitute but one agreement.

                  IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement as of the day and year first above written.

                                    ARMOR HOLDINGS, INC.



                                    By: /s/ Carol T. Burke
                                       -------------------------------
                                       Name:  Carol T. Burke
                                       Title: Vice President and Secretary

                                    EMPLOYEE

                                        /s/ Jonathan M. Spiller
                                    ------------------------------------------
                                    Name: Jonathan M. Spiller